Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this this Post-effective Amendment No. 1 to Registration Statement No. 333-194015 on Form S-1 of our report dated February 18, 2014 (except for Note 15, as to which the date is March 7, 2014) relating to the consolidated financial statements of A10 Networks, Inc. and subsidiaries (the “Company”) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

San Jose, California

March 21, 2014